Stephen E. Riffee

LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS
Know all by these presents, that the undersigned
hereby makes, constitutes and appoints each of Thomas
J. Holly and Karen M. Singer, each acting
individually, as the undersigned's true and lawful
attorney-in-fact, with full power and authority as
hereinafter described on behalf of and in the name,
place and stead of the undersigned to:
(1)	prepare, execute, acknowledge, deliver and file
Forms 3, 4, and 5 (including any amendments thereto)
with respect to the securities of CORPORATE OFFICE
PROPERTIES TRUST, a Maryland real estate investment
trust, and/or CORPORATE OFFICE PROPERTIES, L.P., a
Delaware limited partnership (the "Company"), required
to be filed with the United States Securities and
Exchange Commission, any national securities exchanges
and the Company pursuant to Section 16(a) of the
Securities Exchange Act of 1934 and the rules and
regulations promulgated thereunder, as amended from
time to time (the "Exchange Act");
(2)	seek or obtain, as the undersigned's
representative and on the undersigned's behalf,
information on transactions in the Company's
securities from any third party, including brokers and
employee benefit plan administrators and trustees, and
the undersigned hereby authorizes and approves any
such release of information; and
(3)	perform any and all other acts which in the
discretion of such attorney-in-fact are necessary or
desirable for and on behalf of the undersigned in
connection with the foregoing.
The undersigned acknowledges that:
(1)	this Power of Attorney authorizes, but does not
require, each such attorney-in-fact to act in their
discretion on information provided to such attorney-
in-fact without independent verification of such
information;
(2)	any documents prepared and/or executed by either
such attorney-in-fact on behalf of the undersigned
pursuant to this Power of Attorney will be in such
form and will contain such information and disclosure
as such attorney-in-fact, in his or her discretion,
deems necessary or desirable;
(3)	neither the Company nor either of such attorneys-
in-fact assumes (i) any liability for the
undersigned's responsibility to comply with the
requirement of the Exchange Act, (ii) any liability of
the undersigned for any failure to comply with such
requirements, or (iii) any obligation or liability of
the undersigned for profit disgorgement under Section
16(b) of the Exchange Act; and
(4)	this Power of Attorney does not relieve the
undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.
The undersigned hereby gives and grants each of the foregoing attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that each such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.
This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to each such attorney-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 27th day of July, 2006.

							Stephen E. Riffee
					Stephen E. Riffee

STATE OF MARYLAND 		)
					)
COUNTY OF HOWARD		)
On this 27th day of July, 2006, Stephen E. Riffee, personally appeared before me, and acknowledged that s/he executed the foregoing instrument for the purposes therein contained.
IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

Eileen A. Cassell

Notary Public

My Commission Expires: 2/1/2010
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